                          TD Waterhouse Holdings, Inc.
                          a wholly owned subsidiary of

                           The Toronto-Dominion Bank

           Has Increased The Price Of Its Offer To Purchase For Cash
                     All Outstanding Shares of Common Stock
                                       of

                           TD Waterhouse Group, Inc.
                                       to

                              $9.50 Net Per Share
                          ---------------------------

             THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
               12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY,
                NOVEMBER 14, 2001, UNLESS THE OFFER IS EXTENDED.

                          ---------------------------

                                                                October 31, 2001

To Our Clients:

     Enclosed for your consideration is a Supplement dated October 31, 2001 (the "Supplement") to the Offer to Purchase dated October 17, 2001, as amended (the "Offer to Purchase") and the related revised (blue) Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer") in connection with the offer by TD Waterhouse Holdings, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of The Toronto-Dominion Bank, a Canadian chartered bank ("Parent"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares") of TD Waterhouse Group, Inc., a Delaware corporation (the "Company"), at an increased price of $9.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Amended Offer.

     WE ARE THE HOLDER OF RECORD OF SHARES FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Amended Offer.

     Your attention is invited to the following:

1. The amended offer price is $9.50 per Share, net to you in cash, without interest. Canadian stockholders may elect to be paid the offer price in the Canadian dollar equivalent of the offer price by so indicating in the original (green) or revised (blue) Letter of Transmittal.

2. The Amended Offer is being made for all of the outstanding Shares.

3. The Amended Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, November 14, 2001, unless the Amended Offer is extended.

4. The Amended Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Amended Offer a number of Shares that, excluding the Shares owned by Parent and its subsidiaries, including the Purchaser, will constitute a majority of the remaining outstanding Shares (excluding Shares issuable upon exchange of certain exchangeable preference shares issued by a Company subsidiary) on the expiration date of the Amended Offer.

5. Tendering stockholders who are record owners of their Shares and tender directly to the Depositary or the Canadian Forwarding Agent (each as defined below) will not be obligated to pay brokerage fees or commissions. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Amended Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the revised Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth herein. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE AMENDED OFFER.

     The Amended Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Amended Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     Payment for Shares accepted for payment pursuant to the Amended Offer will be made only after timely receipt by Mellon Investor Services LLC (the "Depositary") or CIBC Mellon Trust Company (the "Canadian Forwarding Agent") of
(a) certificates evidencing such Shares or confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in the Offer to Purchase under "The Tender Offer -- Section 3. Procedures for Tendering Shares", (b) either the original (green) or revised (blue) Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and (c) any other documents required by the revised Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

     SHARES PREVIOUSLY VALIDLY TENDERED AND NOT WITHDRAWN CONSTITUTE VALID TENDERS FOR PURPOSES OF THE AMENDED OFFER. STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION WITH RESPECT TO SUCH SHARES IN ORDER TO RECEIVE THE INCREASED OFFER PRICE OF $9.50 PER SHARE IF SHARES ARE ACCEPTED FOR PAYMENT AND PAID FOR BY THE PURCHASER PURSUANT TO THE AMENDED OFFER, EXCEPT AS MAY BE REQUIRED BY THE GUARANTEED DELIVERY PROCEDURE IF SUCH PROCEDURE WAS UTILIZED. SEE "THE TENDER OFFER -- SECTION 3. PROCEDURES FOR TENDERING SHARES" IN THE OFFER TO PURCHASE.

                        Instructions With Respect To The
                       Amended Offer To Purchase For Cash

                     All Outstanding Shares of Common Stock
                                       of

                           TD Waterhouse Group, Inc.
                                       by

                          TD Waterhouse Holdings, Inc.
                          a wholly owned subsidiary of

                           The Toronto-Dominion Bank

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase dated October 17, 2001, the Supplement thereto dated October 31, 2001 and the related revised Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer"), in connection with the offer by TD Waterhouse Holdings, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of The Toronto-Dominion Bank, a Canadian chartered bank, to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of TD Waterhouse Group, Inc., a Delaware corporation (the "Company"), at an increased price of $9.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Amended Offer.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


------------------------------------------------------------       ------------------------------------------------------------

    Number of Shares to Be Tendered:*                                                         SIGN HERE
    ----------------------------------------------- Shares             --------------------------------------------------------
    Account No.: -------------------------------------------                                 SIGNATURE(S)
    Dated:                                                             --------------------------------------------------------
    --------------------------------------------------                                      PRINT NAME(S)
                                                                       --------------------------------------------------------
                                                                                             ADDRESS(ES)
                                                                       --------------------------------------------------------
                                                                                    AREA CODE AND TELEPHONE NUMBER
                                                                       --------------------------------------------------------
                                                                             TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER
------------------------------------------------------------       ------------------------------------------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                             CANADIAN STOCKHOLDERS

     Holders of Shares in Canada may elect to receive payment of the purchase price for the Shares purchased in either U.S. or Canadian dollars by checking the appropriate box below. Payment will be made in U.S. dollars if neither box is checked.

Issue check in:

             [ ]  U.S. DOLLARS
             [ ]  CANADIAN DOLLAR EQUIVALENT*
* BASED ON THE NOON BUYING RATE OF EXCHANGE AS CERTIFIED BY THE FEDERAL RESERVE BANK OF NEW YORK QUOTED FOR THE PURCHASE OF CANADIAN DOLLARS ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE)

                                        3